UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Oracle Corporation

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Investor Presentation October 2014

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 2
Executive Summary
Pay-for-Performance.
We substantially strengthened our executive compensation plan by: 1) making 50% of long-term equity performance based; 2) Requiring material long-term outperformance for vesting; 3) Allowing vesting for PSUs to go to zero for underperformance
Strong Performance and Commitment to Stockholder
Returns.
Oracle had Total
Revenues of $38.3B for FY2014. Approximately 90% of aggregate FY2013 and FY2014 Free
Cash Flow, or roughly $24.4B was returned to Oracle stockholders
Strong Governance Practices.
We have a strong, independent Board that serves the
interests of stockholders and we are committed to best practices in corporate governance and pay governance
Stockholder
Engagement.
During our last fiscal year, members of our Board met with
investors and shared the diverse and wide-ranging feedback with the full Board. We made changes to our executive compensation for FY2015 based on common elements of the investor feedback. We are engaging in additional meetings to gauge investor reactions to these changes and seek support for the 2014 Annual Meeting

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 3
Overview of Oracle
Cloud
4% of Revenue
US$38.3 billion total GAAP revenue in FY 2014
100% of the Fortune 100 are customers
Over 400,000 customers in 145+ countries
Invested $5.2 billion in R&D in FY2014
More than 120,000 employees
#1 provider of enterprise software worldwide and leading provider of hardware and services for
Oracle database and middleware software, application software, cloud infrastructure, and hardware systems
Asia Pacific
16% of Revenue
EMEA
31% of Revenue
Americas
53% of Revenue
On-Premise Software
72% of Revenue
Hardware
14% of
Revenue
Services
10% of
Revenue

Company Transformation
One of Oracle’s primary areas of focus over the next few years is becoming the #1 company in cloud computing’s two most profitable segments – SaaS and PaaS
Software Revenue Cloud Revenue
4
FY10 FY11 FY12 FY13 FY14
IaaS SaaS/PaaS
+88%
+12%
4 Year
CAGR
0
5
10
15
20
25
30
FY10 FY11 FY12 FY13 FY14
Software and Cloud
4 Year
CAGR
Copyright © 2014, Oracle and/or its affiliates. All rights reserved.

Copyright © 2014, Oracle and/or its affiliates. All rights reserved.
Demonstrated Results
~ 90% of FY13/FY14 Free Cash Flow Returned
to Stockholders
Free Cash Flow Grew 14% CAGR
EPS Grew 14% CAGR
Source: GAAP results except for EPS and Free Cash Flow. GAAP to Non-GAAP reconciliations are available at www.oracle.com/investor
Stock chart: FactSet Research. Prices for the last 10 years were indexed (10/04 – 9/14)
5
0
2
4
6
8
10
12
14
FY10 FY11 FY12 FY13 FY14
Buybacks Dividends
FY10 FY11 FY12 FY13 FY14
$8.5B
$10.8B
$13.1B
$13.6B
$14.3B
FY10 FY11 FY12 FY13 FY14
$1.67
$2.22
$2.46
$2.68
$2.87
2004 2005 2006 2007 2008 2009 2010 2011 2012 2013
Oracle S&P 500 Nasdaq Dow Jones
Oracle Stock Has Outperformed

Copyright © 2014, Oracle and/or its affiliates. All rights reserved.
Significant Compensation Changes for FY 2015
We made significant changes for FY 2015…
Introduced Performance Stock Units (“PSUs”)
PSUs are earned based on relative or absolute
performance depending on each NEO’s position
PSUs are long-term, performance based, and subject to robust metrics tailored to business responsibilities
Significantly reduced number of shares subject to stock option granted to Mr. Ellison, Ms. Catz, and Mr. Hurd
…consistent with areas of investor focus
Performance-based (relative and absolute)
compensation
Long-term performance periods
Quantum of pay and dilution
6
The Board and Compensation Committee have taken steps to meaningfully enhance our compensation program and increase responsiveness to our stockholders
We engaged with 13 of our top 20 stockholders, representing approximately 30% of unaffiliated shares in the last fiscal year to hear their views and discuss areas of concern regarding governance and compensation

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 7
Compensation Program Overview & Objectives
* Excludes approximately 1% tied to “All Other Compensation” (e.g., the amount related to all perquisites and other personal benefits)
Our goal: Align the interests of executive officers with those of stockholders; provide incentives to executive officers for superior performance; and attract and retain highly talented and productive executive officers
Compensation
Element
Designed
to Reward
Annual & Long-Term Incentive Metrics
% of
2014
NEO
Comp*
Performance-
Based/
“At Risk”
Base Salary Experience, industry
knowledge, duties,
scope of responsibility
N/A 2%
Annual
Performance-
Based
Cash Bonus
Success in achieving
annual results
Bonus based on growth in non-GAAP Pre-Tax Profits from
FY2013 to FY2014
If non-GAAP pre-tax profits do not grow Y-o-Y, no bonus is paid
$0 bonus in FY2013 and 16% of target bonus in FY2014
1%
Long-Term
Incentive
Compensation
Success in achieving
sustainable long-term
results
50% of target PSUs are tied to relative growth in total consolidated revenues on a U.S. GAAP basis
50% of target PSUs are tied to relative growth in total consolidated operating cash flow (OCF)
Objective relative performance metrics – both revenue and OCF growth requires relative performance above the weighted average of the peer group for target
payout,
and performance in the
bottom quartile of peer group results in zero payout
96%

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 8
Compensation Best Practices
Vast majority of executive compensation is “at risk” or performance based
o
96% of Named Executive Officer (“NEO”) compensation is equity-based
o
50% of NEO long-term incentives are now structured as long-term, performance-based units
o
Annual incentive bonus is based on rigorous, objective metrics
Strong historical pay-for-performance alignment
Engagement efforts with investors on executive compensation
o
In the last fiscal year, we engaged with 13 our top 20 investors representing approximately 30% of the unaffiliated shares
o
Directors participated in a majority of these engagements
Meaningful stock ownership guidelines for NEOs and directors, with executives and directors holding
25% of Oracle’s stock
Double trigger change-in-control benefits under equity plan
Clawback policy for executive officers
Independent compensation consultant

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 9
Sound Corporate Governance Practices
Annual director elections
Stockholder ability to call a special meeting
Stockholder ability to act by written consent
Director majority voting policy
Diverse and experienced Board with significant stockholder representation
Independent Presiding Director
Committees are 100% independent
Active and engaged Board, with several independent directors serving on multiple committees, participating in key customer events (e.g., Oracle OpenWorld and Oracle President Council Forums)

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 10
Proxy Access Stockholder Proposal
The Oracle Board of Directors opposes the “proxy access” proposal submitted by The Nathan Cummings Foundation and certain other stockholders for the following reasons and requests that stockholders vote “against” this proposal:
Existing Governance Mechanisms Ensure Board Accountability
–
All directors elected annually with majority vote standard
•
Directors who fail to receive majority vote must tender their resignations for Board consideration
–
No supermajority stockholder voting requirements and no “poison pill”
–
Stockholders already have the right to call special stockholder meetings (subject to conditions in the Oracle bylaws)
Stockholders Currently Have Avenues to Communicate with the Board
–
Stockholders may communicate with any director in writing
–
–
Stockholders have the ability to submit proposals through 14a-8
Proxy Access Undermines Processes of the Nomination and Governance Committee
–
N&G Committee specifically tasked to find the right nominees with the appropriate skill sets the Oracle Board needs
–
Proxy Access would allow for a nominee with a narrow focus beholden to one specific special interest group to potentially join the Oracle Board
Potentially Adverse Consequences if Oracle Board Were to Adopt Proxy Access
–
Encourages short term focus for the benefit of one group of stockholders rather than the long term benefit for all stockholders
–
Significant disruption to Oracle’s management team and the Board as a result of dealing with distraction of divisive proxy contests
•
stockholders
–
Potential disruption to the effective operation of existing Board with special interest directors creating dissention and precluding the Board’s ability to function effectively
–
Potentially discourages highly qualified director candidates from serving on the Oracle Board
Both time and financial resources would be deployed to deal with proxy contests which is a distraction from the goal of increasing value for all
Stockholders may propose director nominees to the Nomination and Governance Committee for consideration

Copyright © 2014, Oracle and/or its affiliates. All rights reserved. 11
"Safe Harbor"
Statement:
Statements in this presentation relating to Oracle's
future plans, expectations, beliefs, intentions and prospects are "forward-
looking statements" and are subject to material risks and uncertainties. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's
Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this presentation is current as of October 15, 2014.
Oracle undertakes no duty to update any statement in light of new information or future events.
SAFE HARBOR STATEMENT